Exhibit 99.1

Monogram Technologies Named Orthopedic Joint Replacement Company of the Year 2024

Award from Medical Tech Outlook Highlights Monogram's mBôs TKA System

AUSTIN, TX – October 29, 2024 – Monogram Technologies Inc. (NASDAQ:MGRM) ("Monogram" or the "Company"), an AI-driven robotics company focused on improving human health with an initial focus on orthopedic surgery, today announced that it has been named Orthopedic Joint Replacement Company of the Year 2024 by Medical Tech Outlook.

meet mBôs

monogram

Revolutionized
Orthopedic
Joint Replacement

Monogram Technologies mBôs TKA Precision Robotic Surgical System

This award is in recognition of Monogram's stellar reputation and trust among customers and industry peers, evident in the numerous nominations received from Medical Tech Outlook's subscribers. Monogram emerged as an Orthopedic Joint Replacement Company of the Year 2024 after an exhaustive evaluation by an expert panel of C-level executives, industry thought leaders, and the editorial board.

"We are honored to be named Orthopedic Joint Replacement Company of the Year 2024 by Medical Tech Outlook," said Ben Sexson, CEO of Monogram Technologies. "I would like to thank Medical Tech Outlook for this recognition and our incredible team for their hard work and dedication to our mission to advance the standard of care in orthopedic medicine. This award further validates Monogram's confidence in our mBôs TKA System, in the potential advantages of our technology, and our focus on improving human health. We look forward to updating investors and the market as we execute on our upcoming milestones."

For more information about Monogram Technologies, please visit ir.monogramorthopedics.com.

About Monogram Technologies Inc.

Monogram Technologies (NASDAQ: MGRM) is an AI-driven robotics company focused on improving human health, with an initial focus on orthopedic surgery. The Company is developing a product solution architecture to enable patient-optimized orthopedic implants at scale by combining 3D printing, advanced machine vision, AI and next-generation robotics.

Monograms mBôs precision robotic surgical system is designed to autonomously execute optimized paths for high-precision insertion of its FDA-cleared mPress press-fit implants. The goal is well balanced better-fitting bone sparing knee replacements. The Company initially intends to produce and market robotic surgical equipment and related software, orthopedic implants, tissue ablation tools, navigation consumables, and other miscellaneous instrumentation necessary for reconstructive joint replacement procedures. Other clinical and commercial applications for the mBôs with mVision navigation are also being explored.

Monogram has obtained FDA clearance for mPress implants and applied for 510(k) clearance for its robotic products. The Company is required to obtain FDA clearance before it can market its products. Monogram cannot estimate the timing or assure the ability to obtain such clearances.

The Company believes that its mBôs precision robotic surgical assistants, which combine AI and novel navigation methods (mVision), will enable more personalized knee implants for patients, resulting in well balanced better-fitting knee replacements with bone sparing implants. Monogram anticipates that there may be other clinical and commercial applications for its navigated mBôs precision robot and mVision navigation.

To learn more, visit monogramtechnologies.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. For example, the Company's statement regarding the Company's proposed use of net proceeds is a forward-looking statement. Forward-looking statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements as a result of a number of factors, including those described in the prospectus and the Company's other filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Investor Relations

Chris Tyson

Executive Vice President

MZ North America

Direct: 949-491-8235

MGRM@mzgroup.us